                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2)
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             VENUS EXPLORATION, INC.
                (Name of Registrant as Specified in Its Charter)

                             VENUS EXPLORATION, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total Fee Paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                         ---------------------------------------
         2)       Form Schedule or Registration Statement No.:
                                                              ------------------
         3)       Filing Party:
                               -------------------------------------------------
         4)       Date Filed:
                             ---------------------------------------------------

                             VENUS EXPLORATION, INC.
                          1250 N.E. LOOP 410, SUITE 810
                            SAN ANTONIO, TEXAS 78209
                                 (210) 930-4900


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER ___, 2001


TO THE STOCKHOLDERS OF VENUS EXPLORATION, INC.

         NOTICE IS HEREBY GIVEN that the first 2001 Special Meeting of Stockholders of VENUS EXPLORATION, INC. (the "Company"), will be held at 1250 N.E. Loop 410, Suite 810, San Antonio, Texas, on November ___, 2001, at 10 a.m., Central Time, for the following purposes:

         1. To ratify the issuance of 5,000,000 shares of the Company's Common Stock and warrants to purchase an aggregate of 3,000,000 shares of the Company's Common Stock in a contemplated private placement; and

         2. To transact such other business as may properly come before the special meeting or any adjournment(s) thereof.

         Only stockholders of record at the close of business on November 2, 2001, will be entitled to notice of and to vote at the first 2001 Special Meeting or any adjournment(s) thereof. For a period of at least ten (10) days prior to the first 2001 Special Meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder during ordinary business hours at the offices of Venus Exploration, 1250 N.E. Loop 410, Suite 810, San Antonio, Texas 78209.

         Information concerning the matters to be acted upon at the first 2001 Special Meeting is set forth in the accompanying proxy statement.

         A proxy card is enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the proxy card, and return it promptly in the enclosed postage-paid return envelope. If you attend the first 2001 Special Meeting, you may withdraw your proxy at that time and vote in person.


                                         By Order of the Board of Directors


                                         Terry F. Hardeman,
                                         Secretary

San Antonio, Texas
November [7], 2001

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE RECORDED AT THE SPECIAL MEETING IF YOU DO NOT ATTEND PERSONALLY. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                                                 PRELIMINARY
                                                                 PROXY MATERIALS

                             VENUS EXPLORATION, INC.
                          1250 N.E. LOOP 410, SUITE 810
                            SAN ANTONIO, TEXAS 78209
                                 (210) 930-4900

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER _____, 2001


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Venus Exploration, Inc. (the "Company"), a Delaware corporation, to be voted at a special meeting of Stockholders of Venus Exploration to be held at 1250 N.E. Loop 410, Suite 810, San Antonio, Texas, on November ___, 2001, at 10 a.m., Central Time (the "Special Meeting"), and at any adjournments thereof.

         The Special Meeting is being held for the following purposes:

         1. To ratify the issuance of 5,000,000 shares of the Company's Common Stock and Warrants to purchase an aggregate of 3,000,000 shares of the Company's Common Stock in a contemplated private placement; and

         2. To transact such other business as may properly come before the special meeting.

         The mailing address of the principal offices of the Company is 1250 N.E. Loop 410, Suite 810, San Antonio, Texas 78209. The approximate date on which this proxy statement and form of proxy are first being sent or given to stockholders is November [7], 2001.

                       VOTING RIGHTS AND PROXY INFORMATION

         Who May Vote

         Only holders of record of Venus Exploration's common stock, par value $0.01 per share (the "Common Stock"), outstanding at the close of business on November 2, 2001, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and at any adjournment(s) thereof. As of the close of business on the record date, [12,414,495] shares of common stock were outstanding and entitled to vote at the Special Meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of Common Stock are based on such number of shares outstanding on the record date. Each share of Common Stock is entitled to one (1) vote.

         A Quorum is Required to Transact Business

         The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. For purposes of determining the presence of a quorum and of determining the number of votes necessary to take stockholder action, as discussed below, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote, and they count toward the quorum.

         Voting Requirements for Each Proposal

         Brokers holding shares of record for customers generally are not entitled to vote on matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that the broker lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

         Ratification of Share Issuance

         To be adopted, the proposal regarding the possible issuance of shares in connection with the private placement must receive the affirmative vote of the majority of the shares present in person or by proxy at the Special Meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter. Therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         How to Vote Your Shares

         Your proxy will be valid only if you sign, date and return it before the Special Meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "FOR" the share issuance proposal. If any other matters properly come before the meeting, the designated proxies will vote your shares in accordance with their best judgment. The Company does not know of any matters, other than those described in the Notice of Special Meeting of Stockholders, that will come before the Special Meeting.

         If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         A stockholder of the Company who executes and returns a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by: (1) executing a later dated proxy relating to the same shares and by delivering it to the corporate secretary of the Company prior to the vote at the Special Meeting; (2) giving written notice of the revocation to the secretary of the Company prior to the vote at the Special Meeting; or (3) appearing in person at the meeting and voting in person the shares to which the proxy relates.

         All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: Venus Exploration, Inc., 1250 N.E. Loop 410, Suite 810, San Antonio, Texas 78209, Attention: Terry
F. Hardeman.

Proxy Solicitation Expenses

         The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of the Company who will receive no additional compensation for doing so. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of the common stock held by them as stockholders of record.


                             OWNERSHIP OF SECURITIES

         The following table sets forth the information as of October 25, 2001, regarding the shares of Common Stock owned, and shares of Common Stock issuable upon exercise or conversion of outstanding options, warrants or convertible securities that can be exercised or converted by their terms on or before December 25, 2001, by (a) each person, including any group, who is known by management to be the beneficial owner of more than 5% of the Common Stock as of such date, (b) each director, (c) the Company's executive officers, and (d) all directors and executive officers as a group based upon shares of Common Stock outstanding on such date.

                                                                 AMOUNT & NATURE OF
         DIRECTORS AND EXECUTIVE OFFICERS                     BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
         --------------------------------                     ------------------------   ----------------
         Eugene L. Ames, Jr. ................................      2,028,604 (2)             16.09%
         John Y. Ames .......................................        488,682 (3)              3.91%
         J. C. Anderson .....................................         48,259                   *
         Martin A. Bell .....................................         99,388 (4)               *
         James W. Gorman ....................................        364,474                  2.94%
         Terry F. Hardeman ..................................          7,334                   *
         Michael E. Little ..................................        341,798                  2.75%
         Jere W. McKenny ....................................         87,261                   *
         John H. Pinkerton ..................................      2,178,193 (5)             17.55%
         P. Mark Stark ......................................         18,842                   *

         Directors and Executive Officers as a group
         (10 persons) .......................................      5,662,835                 44.46%

                                                                 AMOUNT & NATURE OF
         NAME AND ADDRESS OF FIVE PERCENT SHAREHOLDERS        BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
         ---------------------------------------------        ------------------------   ----------------
         Ellen R. Y. Ames
         1250 N.E. Loop 410, Suite 810
         San Antonio, TX  78209.                                    2,028,604 (2)             16.09%

         J. Morton Davis
         44 Wall Street
         New York, NY  10005                                          903,101 (6)              7.27%

         Range Resources Corporation
         500 Throckmorton Street
         Fort Worth, TX  76102                                      2,178,193 (5)             17.55%

                                                                 AMOUNT & NATURE OF
         NAME AND ADDRESS OF FIVE PERCENT SHAREHOLDERS        BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
         ---------------------------------------------        ------------------------   ----------------
         Mustang Drilling, Ltd.
         101 West Fordall
         Henderson, TX 75652                                          952,630 (7)              7.67%

         D.H. Blair Investment Banking Corp.
         44 Wall Street
         New York, NY 10005                                           796,307 (6)              6.41%

-----------------------------------------

* Less than one percent (1%).



(1) All persons named have sole voting and investment power, except as otherwise noted.

(2) Includes (a) 289,690 shares and 190,591 exercisable options owned by Eugene
L. Ames, Jr.; (b) 1,140,399 shares owned by Ellen R. Y. Ames, the spouse of Eugene L. Ames, Jr.; and (c) 407,924 shares owned by Venus Oil Company, which is controlled by Mr. and Mrs. Eugene L. Ames, Jr.

(3) Includes exercisable options to purchase 76,935 shares.

(4) Includes 30,000 exercisable options. The data with respect to Mr. Bell excludes shares owned by his employer, and Mr. Bell disclaims beneficial ownership of his employer's shares. J. Morton Davis owns Mr. Bell's employer, D.H. Blair Investment Banking Corp., and that entity is deemed to own 796,307 shares.

(5) Includes 2,178,193 shares that are beneficially owned by Range Resources Corporation, of which Mr. Pinkerton is President. Mr. Pinkerton disclaims beneficial ownership of such shares.

(6) As of August 30, 2001, J. Morton Davis may be deemed to beneficially own 903,101 shares as follows: (i) 766,307 shares beneficially owned by D. H. Blair Investment Banking Corp., (ii) an option to purchase 30,000 shares beneficially owned by D. H. Blair Investment Banking Corp., (iii) 70,954 shares beneficially owned by Mr. Davis' wife, and (iv) 35,840 shares beneficially owned by a corporation owned by Mr. Davis' wife. Also as of August 30, 2001, D. H. Blair Investment Banking Corp. may be deemed to beneficially own 796,307 shares as set forth in (i) and (ii) above. Not included in these numbers are shares owned by children and partnerships, some of whose limited partners are also children and grandchildren of Mr. Davis. Mrs. Rosalind Davidowitz is Mr. Davis' wife. Mr. Davis expressly disclaims beneficial ownership of all securities held by Rosalind Davidowitz for any purpose.

(7) Includes (i) 888,830 shares owned directly by Mustang Drilling, Ltd. ("MDL") and (ii) 30,000 and 33,800 shares, respectively, owned by Michael T. Wilhite, Sr. and Andrew D. Mills, executive officers, directors and controlling persons of MDI Energy Corp., the owner of MDL and Mustang Delaware, LLC, its general partner.

                                    PROPOSAL

THE PRIVATE PLACEMENT

         The proposed transaction is expected to consist of the sale of 5,000,000 Units of the Company's securities at a minimum purchase price of $.80 per Unit (the "Offering Price"). Each Unit would consist of one (1) share of Common Stock and one (1) warrant (the "Warrant") to purchase one-half of a share of Common Stock (the "Warrant Shares"). Each Warrant is exercisable at any time through the third year after issuance to purchase one-half of a share of Common Stock at an exercise price equal to the Offering Price, subject to adjustment in certain events.

         The Company intends to sell Units only to investors who are "accredited investors" under Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Offering of the Units will expire on December 31, 2001, unless extended up to 60 days by the Company in its sole discretion. However, the terms of the Offering may be changed by the decision of the Board and by management to the extent it has been delegated that authority by the Board.

         The Company has retained a placement agent (the "Placement Agent") to act as the Company's exclusive agent in the offering of the Units (the "Offering") for the Company. In connection with the Offering, the Board has authorized the issuance of a warrant to the Placement Agent to purchase up to 500,000 shares of Common Stock at a per share exercise price equal to the Offering Price and exercisable in the same manner as the Warrants. In addition, the Placement Agent will receive certain cash consideration from the Company and reimbursement of its expenses in connection with the Offering.

         The Company expects to file with the Securities and Exchange Commission, promptly after closing, a registration statement covering the resale of the Common Stock underlying the Units and the Warrant Shares. The Company will keep that registration statement current and active for two years after the closing of the Offering.

         The Company expects to receive gross proceeds of at least $4,000,000 from the sale of the 5,000,000 Units, and net proceeds of approximately $3,500,000. However, the issuance of all of the shares of the Company's Common Stock that are the subject of the proposal, including the Warrant Shares, submitted in this proxy statement would increase the number of outstanding shares of Common Stock from 12,414,495 to 20,414,495, or an approximate 65% increase. If a single owner or owner group owned all of such shares, it or they would have over 39% of the issued and outstanding shares of the Company's Common Stock based on the current number of shares outstanding. The overall objective is to use the net proceeds of the Offering for incremental exploitation and development drilling costs, incremental exploration costs and for working capital and general corporate purposes.

NECESSITY FOR STOCKHOLDER APPROVAL

         The issuance of the Common Stock and other securities pursuant to the Offering is being submitted for ratification by the stockholders at the Special Meeting because the sale is subject to stockholder approval pursuant to the Rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to the companies whose securities are traded on the Nasdaq SmallCap Market, upon which market the Company's outstanding common stock is qualified for trading. Rule 4350(i) of the NASD (the "20% Rule") requires stockholder approval or ratification of the issuance, other than in a public offering, of common stock or securities convertible into common stock at a price less than the greater of book or market value if such common stock has or would have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before such issuance. As the total number of shares issuable under the Offering will exceed 20% of the voting power outstanding and may be issued at a price less than the greater of book or market value at the time that they are issued, the Company is seeking stockholder approval of the Offering.

         The Company's Board has determined that the Offering will further the best interests of the Company because receipt of the proceeds from the Offering will enable the Company to implement a significant portion of its business plan. Further, if the stockholders do not ratify this proposal, the Offering will not be completed and the Company would have to pursue other financial and operational alternatives in order to continue its exploitation and exploration drilling program for the discovery and development of oil and gas reserves. These alternatives include "selling down" the Company's interest in many of the projects and prospects that it has in its inventory. While there can be no assurance that the Company can "sell down" its interest in these projects and prospects, the Company believes that it could sell some portion of these interests or pursue other alternatives in order to continue its program at some level.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ISSUANCE AND SALE OF 5,000,000 SHARES OF THE COMPANY'S COMMON STOCK, AND WARRANTS TO PURCHASE AN AGGREGATE OF 3,000,000 SHARES OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH A PRIVATE PLACEMENT SUBSTANTIALLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THIS PROXY STATEMENT.

                                 OTHER BUSINESS

         Management does not presently know of any matters that may be presented for action at the Special Meeting other than those set forth herein. However, if any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

         Please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no additional postage if mailed in the United States.





                                            By Order of the Board of Directors,




                                            EUGENE L. AMES, JR.
                                            Chairman and Chief Executive Officer

November [7], 2001

                             VENUS EXPLORATION, INC.
                                    Suite 810
                               1250 N.E. Loop 410
                            San Antonio, Texas 78209
                               Phone: 210/930-4900
                                Fax: 210/930-4901

                          NASDAQ SmallCap Market: VENX



                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF STOCKHOLDERS
                             VENUS EXPLORATION, INC.

                               NOVEMBER ___, 2001

                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------




                             VENUS EXPLORATION, INC.

         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON NOVEMBER ___, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Eugene L. Ames, Jr. and John Y. Ames, or each of them as shall be in attendance at the Special Meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Venus Exploration, Inc., to be held on November ___, 2001, and at any adjournment thereof, and to vote as specified on this Proxy the number of shares of Common Stock of Venus Exploration, Inc., the undersigned would be entitled to vote if personally present upon the matters referred to on the reverse side hereof and in their discretion upon any other business as may properly come before the Special Meeting.

IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

IMPORTANT: THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------

                         (continued from the other side)



  [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

PROPOSAL

         1. To approve and ratify the issuance and sale of 5,000,000 shares of the Company's common stock, and warrants to purchase an aggregate of 3,000,000 shares of the Company's common stock in connection with a private placement substantially in accordance with the terms and conditions described in the Proxy Statement.

             FOR                       AGAINST           ABSTAIN

             [  ]                       [  ]              [  ]


         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

        Please sign and date this proxy where shown below and return it promptly:


Signature(s)___________________________________________  Dated: _________, 2001

NOTE: Signature(s) of holders of Common Stock should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign.